As filed with the Securities and Exchange Commission on March 15, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAVE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199	86-1481509
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

750 N. San Vicente Blvd. 900W

West Hollywood, CA 90069

(844) 857-3283

(Address, Including Zip Code, and Telephone Number, Including Area Code, of  Registrant’s Principal Executive Offices)

Dave Inc. 2021 Equity Incentive Plan

Dave Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Jason Wilk

Dave Inc.

Chief Executive Officer

750 N. San Vicente Blvd. 900W

West Hollywood, CA 90069

(844) 857-3283

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of  Agent for Service)

Copies to:

Albert W. Vanderlaan, Esq. Orrick, Herrington & Sutcliffe LLP 222 Berkeley St., Suite 2000 Boston, MA 02116 (617) 880-2210	John Ricci General Counsel 750 N. San Vicente Blvd. 900W West Hollywood, CA 90069 (844) 857-3283

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of Dave Inc, (the “Registrant”) includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Class A common stock, par value $0.0001 per share, of the Registrant (the “Class A Common Stock”) that may be deemed to be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The shares of Class A Common Stock included in the Reoffer Prospectus were issued to the Selling Securityholders in respect of awards that were issued to the selling securityholders as employees or directors of Dave Inc., a Delaware corporation, prior to the Business Combination (“Legacy Dave”) as described in the Reoffer Prospectus. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Dave Inc.

12,350,715 Shares of Class A Common Stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 12,350,715 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of Dave Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Dave,” “we,” “our” or “us”), a Delaware corporation (formerly known as VPCC Impact Acquisition Holdings III, Inc.). This prospectus covers 12,350,715 shares of Class A Common Stock that have been or will be issued to each Selling Securityholder under an award agreement between the Company and the Selling Securityholder. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or are non-affiliates of our company who hold shares of Class A Common Stock, which were issued pursuant to awards granted under a stock plan of Dave following the business combination between Dave and Legacy Dave (the “Business Combination”) (as discussed in more detail below).

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale, and certain Selling Securityholders have entered into lock-up agreements described herein. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 7 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A Common Stock covered by this prospectus.

The shares of Class A Common Stock that have been or will be issued pursuant to awards granted to the Selling Securityholders are or would be “restricted securities” within the meaning of Rule 144 under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Class A Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “DAVE”. On March 11, 2022, the last reported sale price of our Class A Common Stock was $5.80 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 4 of this prospectus.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2022.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding the benefits of the Business Combination, future financial performance, business strategies, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the ability of Dave to compete in its highly competitive industry.

•	the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry

•	the ability of Dave to manage its growth as a public company;

•	the risk that the Business Combination disrupts operations of Legacy Dave;

•	the ability of Dave to protect intellectual property and trade secrets;

•	changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business;

•	the ability to attract or maintain a qualified workforce;

•	level of product service failures that could lead Dave members (“Members”) to use competitors’ services;

•	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings;

•	costs related to the Business Combination;

•	the ability to maintain the listing of Dave Class A Common Stock on Nasdaq;

•	the effects of the COVID-19 pandemic on Dave’s business;

•	the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described under the section titled “Risk Factors” of this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

ii

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements

iii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors,” and our consolidated financial statements and the related notes together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Commission.

The Company

In the story of David vs. Goliath, the small underdog is able to outsmart and defeat his larger adversary. This is the spirit behind the name “Dave.” We have built an integrated financial services online platform that provides millions of Americans with seamless access to a variety of intuitive financial products at a fraction of the cost and with much higher speed to value than that of the legacy financial services incumbents, such as traditional banks and other financial institutions. Our mission is to create financial opportunity that advances America’s collective potential.

Based on the Company’s observation and analysis of data gathered from its Members, legacy financial institutions charge high fees for financial banking products, which disproportionately burdens tens of millions of Americans who need it most. We see this dynamic playing out with our Members who we believe are on average paying between $300-$400 in overdraft, maintenance and other fees to their existing bank for basic checking services.

According to a report by the Center for Financial Services Innovation (“CFSI”), legacy financial institutions charge approximately $30 billion in fees annually. The Consumer Financial Protection Bureau (“CFPB”) reports that more than 50 million Americans overdraft multiple times per year. According to the Financial Health Network, by 2023 approximately 45 million Americans will be “financially vulnerable,” 65 million Americans will be unbanked or underbanked and 185 million Americans will fall into the low or volatile income and credit-challenged category. Given these dynamics, our potential Member opportunity is significant. We estimate that our total addressable market consists of between 150 million to 180 million Americans who are in need of financial stability and are either not served or underserved by legacy financial institutions.

Dave offers a suite of innovative financial products aimed at helping our Members improve their financial health. Our budgeting tool helps Members manage their upcoming bills to avoid overspending. To help Members avoid punitive overdraft fees, Dave offers cash advances through its flagship 0% interest ExtraCash product. We also help Members generate extra income for spending or emergencies through our Side Hustle product, where we present Members with supplemental work opportunities. Through Dave Banking, we provide a modern checking account experience with valuable tools for building long-term financial health.

Market research conducted by Dave found that legacy financial institutions commonly require a more extensive banking relationship and days or even weeks of wait times to access their features and services, which can potentially be more onerous in order to obtain premium features (e.g., access to increased interest rates requires direct deposit or higher minimum daily balances). Even new challenger banks often take multiple days or even weeks before allowing members to access certain premium features, according to the same research. In contrast, Members are able to utilize all of Dave’s products individually and instantly, whether or not their banking relationship is with us. As an example, our ExtraCash product allows new Members to access up to $250 to cover an overdraft at their existing bank. We are able to do this by leveraging our proprietary machine learning engine that analyzes a Member’s prior transaction history at their existing bank. This flexible approach to Member choice and speed to value has been a key driver of our growth and best-in-Class brand favorability. According to market research conducted by Dave in June 2021 through a third-party using a quantitative online survey of 2,021 respondents across the United States 73% of respondents rated Dave in the two highest favorable categories (42% very favorable and 30% somewhat favorable) compared to other bank innovators.

We have only begun to address the many inequities in financial services, but our progress to date demonstrates the demand for Dave to rewire the financial system for the everyday person. Since inception and through the date of this prospectus, approximately 10 million Members have registered on the Dave app and over five million of them have used at least one of our current products. We have added more than one million new banking relationships over the last 12 months, and we believe that we have a substantial opportunity to grow our Member base going forward. We believe the value proposition of our platform approach will continue to accelerate as a result of our data-driven perspective of our Members, allowing us to introduce products and services that address their changing life circumstances.

Background

We were incorporated on January 14, 2021 as a Delaware corporation under the name VPC Impact Acquisition Holdings III, Inc. (“VPCC”) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 4, 2021, VPCC completed its initial public offering. On January 5, 2022, VPCC consummated the Business Combination with Legacy Dave pursuant to the Merger Agreement and changed its name to Dave Inc.

Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements; and

•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Class A Common Stock less attractive to investors.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following March 4, 2025, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 12,350,715 shares of our Class A Common Stock, that have been or will be issued to each Selling Securityholder under an award agreement between the Company and the Selling Securityholder.

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

Our principal executive offices are located at 750 N. San Vicente Blvd. 900W, West Hollywood, California 90069. Our telephone number is (844) 857-3283. Our website address is www.dave.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Dave, the Dave logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Dave. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Current Report on Form 8-K, initially filed with the Commission on January 11, 2022 (the “Closing 8-K”), and under “Risk Factors” in Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our Class A Common Stock. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Securityholders.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the shares of our Class A Common Stock beneficially owned by the Selling Securityholders as of March 11, 2022 and the percentage of beneficial ownership is calculated based on 372,000,500 shares of Common Stock, comprised of 323,549,861 shares of Class A Common Stock and 48,450,639 shares of Dave Class V Common Stock, par value $0.0001 per share (“Class V Common Stock”), outstanding as of such date. The Selling Securityholders may offer all, some or none of the shares of Class A Common Stock covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Class A Common Stock under the offering contemplated by this prospectus or acquire additional shares of Class A Common Stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Class A Common Stock.

We have determined beneficial ownership in accordance with the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock that may be acquired by an individual or group pursuant to the exercise of options or warrants or settlement of restricted stock units that are currently exercisable or may become exercisable or settleable are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Dave Inc., 750 N. San Vicente Blvd. 900W, West Hollywood, California 90069, and to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Securityholders	Class A Common Stock Beneficially Owned Prior to the Resale(1)		% of Class A Common Stock Beneficially Owned Prior to the Resale	% of Total Voting Power Prior to the Resale(2)	Class A Common Stock Offered for Resale(1)		Class A Common Stock Beneficially Owned After Completion of the Resale(1)		% of Class A Common Stock Beneficially Owned After Completion of the Resale	% of Total Voting Power After Completion of the Resale(2)
Jason Wilk	48,450,639	(3)	*	60.0%	11,456,061	(4)	48,450,639	(3)	*	60.0%
Kyle Beilman	2,489,980		1.1%	*	894,654		2,489,980		1.1%	*

*	Less than one percent.
(1)

The numbers of shares of Class A Common Stock reflect all shares of Class A Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the date this prospectus.

(2)

Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class V Common Stock, as a single class. Each share of Class V Common Stock is entitled to ten votes per share and each share of Class A Common Stock is entitled to one vote per share.

(3)

Consists of 48,450,639 shares of Class A Common Stock issuable upon conversion of 48,450,639 outstanding Class V Shares and (ii) 11,456,061 shares of Class A Common Stock underlying options to purchase shares of Class A Common Stock.

(4)	Consists of 11,456,601 shares of Class A Common Stock underlying options issuable under the Dave Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

Listing of Securities

Our Class A Common Stock is currently listed on Nasdaq under the symbol “DAVE.”

Other Material Relationships with the Selling Securityholders

Employment Relationships

Dave’s executive and director compensation policies, as described in the Closing 8-K under the heading “Directors and Executive Officers,” is incorporated herein by reference.

Indemnification Agreement and Directors’ and Officers’ Liability Insurance

Dave has entered into new indemnification agreements with all of its directors and executive officers and certain other key employees. The indemnification agreements provide that Dave will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of Dave’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, Dave’s Amended and Restated Certificate of Incorporation and Dave’s Amended and Restated Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Dave will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Investor Rights Agreement

Certain Selling Securityholders of Legacy Dave have entered into an agreement (the “Investor Rights Agreement”) pursuant to which they have agreed, subject to certain customary exceptions, not sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock, shares of Class V Common Stock or other securities exercisable therefor (as applicable), other than in connection with certain permitted transfers specified in the Investor Rights Agreement, for the Legacy Dave stockholders, six months following the closing of the Business Combination (the “Dave Stockholders Lock-Up”).

Additionally, our bylaws include transfer restrictions on our securities issued to Legacy Dave stockholders in connection with the Business Combination for a period of six months after the Closing.

PLAN OF DISTRIBUTION

The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market or trading facility on which shares of our Class A Common Stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the shares of Class A Common Stock which are being offered under the Registration Statement of which this prospectus forms a part will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

The consolidated financial statements of Dave Inc. and Subsidiary as of December 31, 2020 and 2019, and for the years then ended, incorporated in this Registration Statement on Form S-8 by reference from VPC Impact Acquisition Holdings III, Inc.’s Proxy Statement/Prospectus filed with the SEC on December 13, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a restatement). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of VPC Impact Acquisition Holdings III, Inc. and for the period from January 14, 2021 (inception) through January 22, 2021, appearing in this Registration Statement on Form S-8 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.dave.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, June 30, 2021 and September 30 2021 filed with the SEC on May 25, 2021, August 13, 2021 and November 12, 2021, respectively;

•

our Current Reports on Form 8-K filed March 9, 2021, March 16, 2021, April  26, 2021, June 7, 2021, August  17, 2021, November  23, 2021, December  20, 2021, January  4, 2022, January  11, 2022 and February 2, 2022 (excluding “furnished” and not “filed” information);

•	our Proxy Statement/Prospectus with respect to the Business Combination filed with the SEC on December 13, 2021; and

•

the description of our Class A Common Stock contained in our Current Report on Form 8-K, as filed with the SEC on January 11, 2022, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Dave Inc.

750 N. San Vicente Blvd. 900W

West Hollywood, CA 90069

(844) 857-3283

12,350,715 Shares of Class A Common Stock

REOFFER PROSPECTUS

March 15, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, June 30, 2021 and September 30 2021 filed with the Commission on May  25, 2021, August  13, 2021 and November 12, 2021, respectively;

•

our Current Reports on Form 8-K filed March 9, 2021, March 16, 2021, April  26, 2021, June 7, 2021, August  17, 2021, November  23, 2021, December  20, 2021, January  4, 2022, January  11, 2022 and February 1, 2022 (excluding “furnished” and not “filed” information);

•	our Proxy Statement/Prospectus with respect to the Business Combination filed with the Commission on December 13, 2021; and

•

the description of our Class A Common Stock contained in our Current Report on Form 8-K, as filed with the Commission on January 11, 2022, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the Registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

The Registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8. Exhibits

Exhibit Number	Exhibit Title	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Date

5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of VPC Impact Acquisition Holdings III, Inc.					X

23.2	Consent of Moss Adams LLP, independent registered public accounting firm.					X

23.3	Consent of Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).					X

24.1	Power of Attorney (filed as part of signature page hereto).					X

99.1	Dave Inc. 2021 Equity Incentive Plan (and related forms of award agreements)	8-K	001-40161	10.5	January 11, 2022

99.2	Dave Inc. 2021 Employee Stock Purchase Plan	8-K	001-40161	10.6	January 11, 2022

107	Filing fee table					X

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hollywood, State of California.

Date: March 15, 2022	Dave Inc.

	By:	/s/ Jason Wilk
Name: Jason Wilk
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Wilk, Kyle Beilman and John Ricci, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on March 15, 2022.

Signature	Title

/s/ Jason Wilk	Chief Executive Officer, Director and Chairperson (Principal Executive Officer)
Jason Wilk

/s/ Kyle Beilman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Kyle Beilman

/s/ Brendan Carroll	Director
Brendan Carroll

/s/ Andrea Mitchell	Director
Andrea Mitchell

/s/ Michael W. Pope	Director
Michael W. Pope

/s/ Dan Preston	Director
Dan Preston